Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            MAJESTIC FINANCIAL, LTD.


         FIRST:   I, James R.  Deveney,  II, whose post office  address is c/o
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Patton Boggs,  L.L.P.,  250 West Pratt Street,  Suite 1100,  Baltimore,
Maryland 21201, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

         SECOND:  The name of the corporation (the "Corporation") is
         ------

                           "Majestic Financial, Ltd."

         THIRD: The purposes for which the Corporation is formed are to carry on any lawful business, which may include the leasing and/or financing of modular buildings, school bus safety restraints and other products, and any and all activities necessary, incident, in connection with, or related thereto. The aforegoing enumeration of purposes, objections and business of the corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law and is not intended, by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation is formed upon the Articles, conditions and provisions herein expressed, and subject in all particulars to the limitations relative to corporations which are contained in the general laws of the state of Maryland.

         FOURTH: The post office address of the principal office of the Corporation in this State is 4102 Cremson Drive, Phoenix, Maryland 21131. The name and post office address of the resident agent of the Corporation in this State is James R. Deveney, II, 4102 Cremson Drive, Phoenix, Maryland 21131. The resident agent is a Maryland resident.

         FIFTH: The total authorized capital stock of the Corporation is Ten Million (10,000,000) shares of Common Stock with a par value of $.01 per share, and having an aggregate par value of One Hundred Thousand Dollars ($100,000.00).

         SIXTH: The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the By-Laws of the Corporation. The number of directors may not be less than the minimum number required by the general laws of the State of Maryland. The names of the directors who shall act until the first annual meeting of stockholders and until their successors are duly elected and qualified are:

                                    Francis A. Zubrowski
                                    Alejandro Tovar
                                    William M. Woo

         SEVENTH: The Board of Directors of the Corporation shall have the power to make, alter and repeal the Bylaws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal Bylaws, as may be set forth in the Bylaws from time to time.

         EIGHTH: No holder of stock or any other security of the Corporation shall have any preemptive right to subscribe to or purchase any additional shares of stock of any class, or other securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance, and set the price and any other terms the Board of Directors, in its sole discretion, may fix.

         NINTH: Each person who at any time is or shall have been a director or officer of the Corporation, and who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is, or was, a director or officer of the Corporation or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified (and, to the extent required by statute, shall be indemnified) by the Corporation against, the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding to the fullest extent provided under Section 2-418 of the Maryland General Corporation Law, as the same shall be amended or supplemented from time to time, or any successor statute. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may, in accordance with the provisions of Section 2-418 of the Maryland General Corporation Law, be advanced by the Corporation prior to a final disposition in such matter. The foregoing right of advancement of expenses and indemnification shall in no way be exclusive of any rights of advancement of expenses or indemnification, or any other rights, to which such director, officer, employee or agent may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity. while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TENTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal. If the Maryland General Corporation Law is hereafter amended to authorize the elimination or limitation of the liability of directors to a greater extent than is provided in this Article Tenth, the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Maryland General Corporation Law at that time in force. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         ELEVENTH:         A director  may hold any office in the  Corporation
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in  conjunction  with the office of director.

         TWELFTH: A director or officer of the Corporation may enter into contracts or arrangements or have dealings with the Corporation, and shall not be disqualified as a director or officer thereby, nor shall he or she be liable to account to the Corporation for any profit arising out of any such contracts, arrangements or dealings to which he or she is a party or in which he or she is interested by reason of his or her being at the same time a director or officer of the Corporation, nor shall any such contract or transaction be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors, or a committee thereof; which authorizes any such contract or transaction, or solely because his or her vote is counted for such purpose, provided that (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, as the case may be, in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair and reasonable to the Corporation.

         THIRTEENTH: Whenever the vote of the stockholders of the Corporation at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, in lieu of holding a stockholders' meeting, such action may be taken without a meeting, without prior notice, and without a vote, if (i) a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding stock of the Corporation entitled to vote thereon, and (ii) such consent action is otherwise in compliance with
Section 2-505 of the Maryland General Corporation Law.

         FOURTEENTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers, and privileges granted to corporations by the general laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do, as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of its Directors and Stockholders shall include the following:

         (a) The Corporation reserves the right to adopt from time to time any amendment to its Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.

         (b) Except as otherwise provided in the Charter or By-Laws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have and may exercise all of the rights, powers, and privileges of the Corporation, except only for those that are by law or by the Charter or By-Laws of the Corporation conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is specifically authorized and empowered from time to time in its discretion:

                  (1) To authorize the issuance of shares of the Corporation's stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable, subject to such restrictions or limitations, if any, as may be set forth in the By-Laws of the Corporation;

                  (2) To borrow and raise money, without limit and upon any terms, for any corporate purposes; and, subject to applicable law, to authorize the creation, issuance, assumption, or guaranty of bonds, debentures notes, or other evidences of indebtedness for money so borrowed, to include therein such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, determines, and to secure the payment of principal, interest, or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of; all or any part of the properties, assets, and goodwill of the Corporation then owned or thereafter acquired.




         IN WITNESS WHEREOF, I do hereby acknowledge these Articles of Incorporation to be my act this 13th day of May, 1998.



                                         /s/ James R. Deveney, II
                                         _________________________

                                         James R. Deveney, II, Incorporator